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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of The
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)     March 30, 2001

                              RAIT Investment Trust
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


       Maryland                     1-14760                    23-2919819
-----------------------          --------------            ------------------
(State of incorporation           (Commission              (I.R.S. Employer
   or organization)               File Number)             Identification No.)


             1818 Walnut Street, 28th Floor, Philadelphia, PA 19103
             ------------------------------------------------------
               (Address of principal executive offices) (Zip Code)



Registrant's telephone number, including are code       (215) 861-7900
                                                   ------------------------


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Item 5   Other Events and Regulation FD Disclosure

         Earnings Announcement. We have announced our earnings for the second quarter of 2001. A copy of the form of announcement is set forth in Exhibit 99.1 hereto, which is incorporated by reference in this Item 5. This incorporation by reference, however, excludes our web site, to which we refer in the press release.

         Recent Investments and Commitments. On March 28, 2001, we completed a public offering of 2,800,000 shares. Following that offering, we have made, or committed to make, the eight loans described below.

         In June 2001, we committed to provide $2.0 million of first mortgage financing to a limited liability company that has agreed to acquire a 152 unit apartment complex in Horseheads, New York for $2.3 million. We anticipate that the transaction will close early in our third fiscal quarter.

         In June 2001, we provided $7.0 million of mezzanine financing to a limited liability company in connection with its acquisition of a hotel property in Coral Gables, Florida for $24.4 million. The acquisition also was financed by a $16.3 million first mortgage loan from a third party. Our loan is secured by a pledge of 100% of the membership interests of the borrower, a pledge of 100% of the membership interests of the non-member manager of the borrower and a conditional assignment of the management agreements with Omni Hotels Management Corporation, the current manager of the property.

         In June 2001, we provided $1.6 million of financing in connection with the borrower's acquisition of a loan from Resource America, Inc. with respect to an 81 unit apartment complex in Middletown, Connecticut. Our loan is secured by a collateral assignment of all of the underlying documents evidencing the loan acquired from Resource America, including assignment of the first mortgage encumbering the property.

         In June 2001, we provided $7.5 million of financing with respect to a residential real property located in Naples, Florida with an appraised value of $20.0 million. Our loan is to a limited liability company and is guaranteed by the members of the borrower. The guaranty is secured by a first priority mortgage on the residential real property. We are currently negotiating with Commerce Bank to sell a $5.0 million participation interest in the financing. We cannot assure you, however, that an interest ultimately will be sold to Commerce Bank, or as to the size of any interest we finally may sell.

         In June 2001, we provided $5.5 million of mezzanine financing in connection with a limited partnership's acquisition of a 516 unit apartment building in Philadelphia, Pennsylvania for $19.0 million, including closing costs. The acquisition also was financed by a $13.5 million first mortgage loan from a third party. Our financing was in the form of a loan to the sole limited partner of the acquiring partnership, which contributed the funds to the acquiring partnership. To secure our loan, the partners of the acquiring partnership pledged all of their ownership interest in the acquiring partnership to us. Through a subsidiary, we also own 50% of, and are the managing member of, the general partner of the acquiring partnership. In addition, we are the non-member manager of the general partner of the borrower, which is the sole limited partner of the acquiring partnership. Further, Brandywine Construction & Management, Inc., an affiliate of Resource America, provides management services to the property.

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         In April 2001, we made a $9.1 million loan, secured by a first lien mortgage on an office complex located in Willow Grove, Pennsylvania, and a pledge of the equity interests of the borrower. We simultaneously entered into a master lease agreement with the borrower under which we leased the premises for a term of 29 years and 11 months and were given all rights to operate and lease the property. The monthly rent under the master lease is equal to the debt service payment on the loan plus approximately $10,000. The monthly net operating income from the property is approximately $86,000. Although we do not own the premises, we are the manager of the borrower's general partner, with all rights to control the borrower. As part of this transaction, we received a purchase option to purchase the limited partnership interests in the borrower for fair market value upon the death of the last to die of the limited partners. Approximately 20% of the property is operated as short-term office space. Because REITs are subject to restrictions with respect to the income derived from operating short-term office space, we subleased this portion of the office complex to a subsidiary of Brandywine Construction & Management for an annual rent of $410,000.

         Also in April 2001, we made an $8.6 million loan, secured by a first lien mortgage on an office complex located in Cherry Hill, New Jersey and a pledge of the equity interests of the borrowers. We entered into a master lease agreement with the borrowers to lease the property for a term of 40 years. The monthly rent under the master lease is equal to the debt service payment on the loan plus approximately $10,000. The monthly net operating income from the property is approximately $76,000. We are the manager of the borrowers with all rights to control the borrowers. We received a purchase option from the members of the sole member of the borrowers to purchase their membership interests for fair market value upon the death of the last to die of the members. Approximately 15% of the property is operated as short-term office space. Therefore, we subleased this portion of the office complex to a subsidiary of Brandywine Construction & Management for an annual rent of $242,000.

         In March, 2001, we provided $3.2 million of mezzanine financing in connection with a limited liability company's acquisition of and construction of leasehold and other capital improvements to a 184,000 square foot office building in Voorhees, New Jersey. The total cost of the acquisition and improvements was approximately $19.7 million. The project was also financed by a $15.1 million first mortgage loan from a third party. Our loan is secured by a pledge of 100% of the membership interests in the borrower. As additional security, the borrower granted to us an option to purchase the property, for which a memorandum of purchase option was recorded. The loan is further secured by an assignment of the management agreement with The Arden Group, Inc., the current manager of the property.

Item 7   Financial Statements and Exhibits

         (c)      Exhibits

                  Exhibit 99.1-Form of news release



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   RAIT INVESTMENT TRUST

                                                   By: /s/  Ellen J. DiStefano
                                                       -----------------------
                                                       Ellen J. DiStefano
                                                       Chief Financial Officer